Exhibit 99.1

Viveve Reports Second Quarter 2022 Financial Results and Provides Corporate Update

Total revenue of $1.8 million in Q2 including sale of 2,850 disposable treatment tips

PURSUIT clinical trial follow-up visit completion anticipated by year end

Conference call to be hosted by Company at 5:00 PM ET today

ENGLEWOOD, CO – August 11, 2022 – Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's health and the treatment of stress urinary incontinence (SUI), today reported financial results for the quarter ended June 30, 2022, and will provide a corporate update on its scheduled conference call at 5:00 PM ET today.

"During the second quarter of 2022, we continued to advance our stress urinary incontinence (SUI) clinical development program. We remain on track to complete patient follow-up visits from our pivotal U.S. PURSUIT clinical trial by the end of the year and report topline results shortly thereafter," said Scott Durbin, Viveve's chief executive officer. "We are also pleased with our commercial results during the second quarter and will continue our ongoing efforts to increase adoption of the Viveve® System by core medical specialists in urology, urogynecology, and gynecology in the U.S. and Asia Pacific regions."

Second Quarter and Recent Business Highlights

●	Reported total revenue of $1.8 million for the second quarter 2022, increasing the installed base of Viveve® Systems to 905 worldwide;
●	Sold approximately 2,850 single-use disposable treatment tips worldwide;
●	Advanced 12-month follow-up visits in pivotal U.S. PURSUIT clinical trial for SUI; and
●	Expanded the Company's intellectual property estate with a new patent issuance in Taiwan.

Q2 2022 Financial Results

Revenue for the quarter ended June 30, 2022 totaled $1.8 million from the sale of 14 Viveve Systems and approximately 2,850 disposable treatment tips, compared to revenue of $1.7 million for the same period in 2021. As of June 30, 2022, the Company had an installed base of 905 Viveve Systems worldwide, 473 in the U.S. and 432 internationally.

Gross profit for the second quarter of 2022 was $0.3 million, or 16% of revenue, compared to gross profit of $0.2 million, or 10% of revenue, for the same period in 2021.

Total operating expenses for the second quarter of 2022 were $5.3 million, compared to $5.1 million for the same period in 2021. The increase is a result of the Company's continuing efforts to advance our SUI development program for our fully enrolled PURSUIT clinical trial and increased engineering and development work related to our next generation products.

Net loss attributable to common stockholders for the second quarter of 2022 was $7.1 million, or ($0.67) per share based on 10,640,806 weighted average shares outstanding during the period, compared to a net loss of $5.2 million, or ($0.49) per share, for the same period in 2021 based on 10,501,057 weighted average shares outstanding during the period.

Cash and cash equivalents were $9.4 million as of June 30, 2022, compared to $19.2 million as of December 31, 2021.

Conference Call Information

The Company will host a conference call and webcast at 5:00 PM ET today. The conference call may be accessed by dialing 1-833-255-2833 (domestic) or 1-412-902-6728 (international) or via live webcast at https://event.choruscall.com/mediaframe/webcast.html?webcastid=edZnKiaV. Participants may also register for the conference call at https://dpregister.com/sreg/10169095/f3a2e624b3.

A webcast recording will be posted on the Company's investor relations website following the call at ir.viveve.com and will be available online for 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's health and the treatment of stress urinary incontinence (SUI). Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates Cryogen-cooled Monopolar Radiofrequency technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve® System is cleared by the Food and Drug Administration (FDA) for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in 48 countries.

Viveve continues to advance its clinical development program in SUI. Viveve received FDA approval of its Investigational Device Exemption (IDE) application to conduct the multicenter, randomized, double-blinded, sham-controlled PURSUIT trial for improvement of SUI in women in July 2020 and FDA approval of its requested amendments to the IDE protocol in December 2020. Initiation of the trial was reported in January 2021 and completion of subject enrollment was announced on December 14, 2021. Completion of subject follow-up visits is anticipated by the end of 2022, and topline results will be reported shortly thereafter. If positive, results from the PURSUIT clinical trial may support a new SUI indication in the U.S.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, implied and express statements regarding Viveve Medical, Inc.'s plans, timelines, or presumptions of results for the PURSUIT clinical trial. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the timing, progress and results of our clinical trials, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:
Amato and Partners, LLC
Investor Relations Counsel

admin@amatoandpartners.com

Media contact:
Bill Berry
Berry & Company Public Relations
(212) 253-8881

bberry@berrypr.com

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$9,431	$19,162
Accounts receivable, net	801	549
Inventory	1,599	1,472
Prepaid expenses and other current assets	1,407	1,055
Total current assets	13,238	22,238
Property and equipment, net	1,114	1,554
Investment in limited liability company	-	577
Other assets	1,136	1,544
Total assets	$15,488	$25,913
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$904	$1,480
Accrued liabilities	3,655	3,053
Note payable, current portion	5,453	-
Total current liabilities	10,012	4,533
Note payable, noncurrent portion	-	5,124
Other noncurrent liabilities	200	1,190
Total liabilities	10,212	10,847
Stockholders’ equity:
Capital stock and additional paid-in capital	258,814	256,919
Accumulated deficit	(253,538)	(241,853)
Total stockholders’ equity	5,276	15,066
Total liabilities and stockholders’ equity	$15,488	$25,913

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue	$1,795	$1,654	$3,436	$3,104
Cost of revenue	1,501	1,489	2,822	2,557
Gross profit	294	165	614	547

Operating expenses:
Research and development	1,921	2,180	4,061	4,110
Selling, general and administrative	3,393	2,930	7,046	6,511
Total operating expenses	5,314	5,110	11,107	10,621
Loss from operations	(5,020)	(4,945)	(10,493)	(10,074)
Gain on forgiveness of Paycheck Protection Program loan	-	1,358	-	1,358
Modification of warrants	-	(86)	-	(373)
Interest expense, net	(284)	(245)	(554)	(479)
Other expense, net	(40)	(53)	(61)	(118)
Net loss from consolidated companies	(5,344)	(3,971)	(11,108)	(9,686)
Impairment loss on investment in unconsolidated limited liability company	(455)	-	(455)	-
Loss from minority interest in limited liability company	-	(79)	(122)	(155)
Comprehensive and net loss	(5,799)	(4,050)	(11,685)	(9,841)
Series B convertible preferred stock dividends	(1,305)	(1,119)	(2,571)	(2,273)
Net loss attributable to common stockholders	$(7,104)	$(5,169)	$(14,256)	$(12,114)

Net loss per share of common stock:
Basic and diluted	$(0.67)	$(0.49)	$(1.34)	$(1.27)

Weighted average shares used in computing net loss per common share:
Basic and diluted	10,640,806	10,501,057	10,630,498	9,573,740